Exhibit 10.1

AMENDMENT TO THE
INTEGRATED DEVICE TECHNOLOGY, INC.
1994 STOCK OPTION PLAN

    Integrated Device Technology, Inc., a corporation organized under the laws of State of Delaware (the "Company"), hereby adopts this Amendment to the Integrated Device Technology, Inc. 1994 Stock Option Plan (the "Plan").

      WHEREAS, the Company has adopted the Plan which, among other things, provides in Section 16 thereof that the date of the Plan's termination is ten years from the date of the Plan's adoption, or May 3, 2004; and

      WHEREAS, the Company's Board of Directors has determined that it is in the best interests of the Company to amend the Plan to extend the date of the Plan's termination to ten years from the date hereof, or July 26, 2010, subject to stockholder approval of such amendment.

    NOW, THEREFORE, the Plan is hereby amended as follows:

    Amendment to Section 16.  Section 16 of the Plan is hereby deleted and replaced to read in its entirety as follows:

      16. TERM OF PLAN. The Plan will terminate on July 26, 2010, unless such date of termination is amended pursuant to Section 17 hereof.

    I hereby certify that the foregoing Amendment to the Plan was duly adopted by the Board of Directors of Integrated Device Technology, Inc., effective as of July 26, 2000.

    Executed on this 26th day of July, 2000.

Secretary

    I hereby certify that the foregoing Amendment to the Plan was duly approved by the stockholders of Integrated Device Technology, Inc., effective as of September 22, 2000.

    Executed on this 22nd day of September, 2000.

Secretary